Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of indie Semiconductor, Inc. (the "Company") on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission (the "Report"), we, Donald McClymont, Chief Executive Officer of the Company, and Naixi Wu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge: (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald McClymont
Donald McClymont Chief Executive Officer

/s/ Naixi Wu
Naixi Wu Chief Financial Officer

February 27, 2026